Exhibit 16.1

Stan J.H. Lee, CPA
2160 North Central Rd Suite 203
Fort Lee, NJ 07024
P.O. Box 436402
San Diego, CA  92143-9402
619-623-7799
Fax 619-564-3408
stan2u@gmail.com

October 30, 2012

United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Re:    Mondial Ventures, Inc.

Ladies and Gentlemen:

The undersigned Stan J. H. Lee, Certified Public Accountants previously acted as  independent accountants to audit the financial statements of Mondial Ventures, Inc. We are no longer acting as independent accountants to the Company.

This letter will confirm that we have reviewed Item 4.01 of the Company's Form 8-K for filing on or about October 30, 2012 captioned "Changes In Registrant's Certifying Accountant" and that we agree with the statements made therein as they relate to us.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/Stan J. H. Lee, CPA
________________________
Stan J. H. Lee, CPA